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                                 EXHIBIT 23.1





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                         INDEPENDENT AUDITORS' REPORT


        We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (Form S-8 No. 333-28627) pertaining to the 1996 Stock Option Plan of Eastern Environmental Services, Inc. of our report dated May 13, 1997 on the consolidated financial statements of Eastern Environmental Services, Inc. included in its Registration Statement on Form S-3 dated May 16, 1997, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
June 18, 1997


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